UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMMUNOPRECISE ANTIBODIES LTD.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant's name into English)

British Columbia (Province or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

8731

(Primary Standard Industrial Classification Code)

3204-4464 Markham Street

Victoria, British Columbia V8Z 7X8
(250) 483-0308

(Address and telephone number of Registrant's principal executive offices)

ImmunoPrecise Antibodies (USA), Ltd.
4837 Amber Valley Parkway Suite 11
Fargo, ND 58104
(701) 353-0022

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

______________________

With a copy to:

Dorsey & Whitney LLP

James Guttman

TD Canada Trust Tower

Brookfield Place

161 Bay Street

Suite 4310

Toronto, Ontario, Canada

M5J 2S1

(416) 367-7376

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission ("SEC") is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. This short form base shelf prospectus constitutes an offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

SUBJECT TO COMPLETION JULY 10, 2023

IMMUNOPRECISE ANTIBODIES LTD.

$300,000,000

Common Shares

Preferred Shares

Debt Securities

Warrants

Units

Subscription Receipts

ImmunoPrecise Antibodies Ltd. (the "Company") may offer and issue from time to time (each an "Offering") any (i) common shares in the capital of the Company (the "Common Shares") or preferred shares in the capital of the Company (the "Preferred Shares" and together with the Common Shares, the "Equity Securities"), (ii) bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description (collectively, "Debt Securities"), (iii) warrants to purchase Equity Securities and warrants to purchase Debt Securities (collectively, the "Warrants"), (iv) units comprised of one or more of the other securities described herein ("Units"), (v) subscription receipts that entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, Equity Securities, Debt Securities, Warrants, or Units ("Subscription Receipts", and together with the Equity Securities, Debt Securities, Warrants and Units, the "Securities") of up to $300,000,000 aggregate initial offering price of Securities (or the equivalent thereof in one or more foreign currencies or composite currencies, including United States dollars) during the 36-month period that this registration statement (the "Prospectus"), including any amendments thereto remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of as set forth in an accompanying shelf prospectus supplement (a "Prospectus Supplement").

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Common Shares, the number of Common Shares offered and the offering price; (ii) in the case of Preferred Shares, the designation of the particular class and series, the number of Preferred Shares offered, the offering price, dividend rate, if any, and any other specific terms of the Preferred Shares being offered; (iii) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, interest provisions, authorized denominations, the offering price, covenants, events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the debt is senior or subordinated and any other specific terms of the Debt Securities being offered; (iv) in the case of Warrants, the designation, number and terms of the Equity Securities or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms of the Warrants being offered; (v) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units and any other specific terms of the Units being offered; and (vi) in the case of Subscription Receipts, the number of Subscription Receipts, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), the procedures for the exchange of Subscription Receipts, the amount and type of securities that holders thereof will receive upon exchange thereof and any other specific terms of the Subscription Receipts being offered. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities. See "Plan of Distribution".

All shelf information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Applicable securities legislation requires the delivery to purchasers of a Prospectus Supplement containing the omitted information within a specified period of time after agreeing to purchase any of these Securities, except in cases where an exemption from such delivery requirement is available. Each Prospectus Supplement will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions.  We may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws.  A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the Offering and sale of the Securities and will set forth the terms of the Offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds we will receive and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The Common Shares are listed for trading on the Nasdaq Capital Market ("NASDAQ") under the trading symbol "IPA". On July 7, 2023, being the last trading day prior to the date hereof, the closing price of the Common Shares on the NASDAQ was $2.99. Unless otherwise specified in an applicable Prospectus Supplement, the Debt Securities, Subscription Receipts, Units and Warrants will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which these Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of any Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See "Risk Factors".

The Company's head office is located at 3204 - 4464 Markham Street, Victoria, British Columbia V8Z 7X8 and its registered and records office is located at 1800 - 510 West Georgia Street, Vancouver, British Columbia V6B 0M3.

We have prepared this Prospectus in accordance with United States disclosure requirements. Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") and thus may not be comparable to financial statements of United States companies.

Purchasers of the Securities should be aware that the acquisition of the Securities may have tax consequences in the United States and in Canada. Such consequences for purchasers who are resident in, or citizens of, the United States, or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement. Purchasers of the Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular Offering of Securities.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that IPA is incorporated and governed under the laws of the Province of British Columbia, Canada, that some of our officers and directors are residents of countries other than the United States, that some or all of the underwriters, if any, may be residents of a foreign country, and a substantial portion of our assets and some of said persons are located outside the United States.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Investing in the Securities involves a high degree of risk. Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus. See "Risk Factors" beginning on page 13 of this Prospectus

In this Prospectus, all references to "dollars" or "$" are references to United States dollars unless otherwise specified

The date of this Prospectus is                , 2023.

ABOUT THIS PROSPECTUS

Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. The Company has not authorized anyone to provide anyone with any different or additional information. If anyone provides any different or additional information, prospective investors should not rely on it. The Company is not making an offer to sell or seeking an offer to buy the Securities offered pursuant to this Prospectus in any jurisdiction where the offer or sale is not permitted. Prospective investors should assume that the information contained in this Prospectus or any applicable Prospectus Supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this Prospectus or any applicable Prospectus Supplement or of any sale of Securities pursuant thereto. The Company's business, financial condition, results of operations and prospects may have changed since those dates.

Statistical information and other data relating to the pharmaceutical and biotechnology industry included in this Prospectus and any applicable Prospectus Supplement are derived from industry reports published by industry analysts, industry associations and/or independent consulting and data compilation organizations. Market data and industry forecasts used throughout this Prospectus and any applicable Prospectus Supplement were obtained from various publicly available sources. Although the Company believes that these independent sources are generally reliable, the accuracy and completeness of such information is not guaranteed and has not been independently verified.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, together with the documents incorporated by reference herein and therein, contains forward-looking statements and information about the Company which reflect management's expectations regarding the Company's future growth, results of operations, operational and financial performance and business prospects and opportunities. In addition, the Company may make or approve certain statements or information in future filings with Canadian securities regulatory authorities, in news releases, or in oral or written presentations by representatives of the Company that are not statements of historical fact and may also constitute forward-looking statements or forward-looking information. All statements and information, other than statements or information of historical fact, made by the Company that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and information, including, but not limited to statements and information preceded by, followed by, or that include words such as "may", "would", "could", "will", "likely", "expect", "anticipate", "believe", "intends", "plan", "forecast", "budget", "schedule", "project", "estimate", "outlook", or the negative of those words or other similar or comparable words.

Forward-looking statements and information involve significant risks, assumptions, uncertainties and other factors that may cause actual future performance, achievements or other realities to differ materiality from those expressed or implied in any forward-looking statements or information and, accordingly, should not be read as guarantees of future performance, achievements or realities. Although the forward-looking statements and information contained in this Prospectus and the documents incorporated by reference therein reflect management's current beliefs based upon information currently available to management and based upon what management believes to be reasonable assumptions, the Company cannot be certain that actual results will be consistent with these forward-looking statements and information. A number of risks and factors could cause actual results, performance, or achievements to differ materially from the results expressed or implied in the forward-looking statements and information. Such risks and factors include, but are not limited to, the following:

• negative operating cash flow;

• liquidity and future financing risk;

• the financial position of the Company and its potential need for additional liquidity and capital in the future;

• the success of any of the Company's current or future strategic alliances;

• the Company may become involved in regulatory or agency proceedings, investigations and audits;

• the Company may be subject to litigation in the ordinary course of its business;

• the ability of the Company to obtain, protect and enforce patents on its technology and products;

• risks associated with applicable regulatory processes;

• the ability of the Company to achieve publicly announced milestones;

• the effectiveness of the Company's business development and marketing strategies;

• the competitive conditions of the industry in which the Company operates;

• market perception of smaller companies;

• the Company cannot assure the production of new and innovative processes, procedures or innovative approaches to antibody production or new antibodies;

• the ability of the Company to manage growth;

• the selection and integration of acquired businesses and technologies;

• the Company may lose clients;

• any reduction in demand;

• any reduction or delay in government funding of research and development ("R&D");

• costs of being a public company in the United States;

• the Company may fail to meet the delivery and performance requirements set forth in client contracts;

• the Company may become subject to patent and other intellectual property litigation;

• the Company's dependence upon key personnel;

• risks associated with the COVID-19 pandemic;

• the Company may not achieve sufficient brand awareness;

• the Company's directors and officers may have interests which conflict with those of the Company;

• the outsourcing trend in non-clinical discovery stages of drug discovery;

• the Company's products, services and expertise may become obsolete or uneconomical;

• the effect of global economic conditions;

• the Company has a limited number of suppliers;

• the Company may become subject to liability for risks against which it cannot insure;

• clients may restrict the Company's use of scientific information;

• the Company may experience failures of its laboratory facilities;

• any contamination in animal populations;

• any unauthorized access into information systems;

• prospective investors' ability to enforce civil liabilities;

• the Company's status as a foreign private issuer;

• exposure to foreign exchange rates;

• the effects of future sales or issuances of equity securities or debt securities;

• the market price of the common shares may experience volatility;

• the Company will maintain discretion in the use of proceeds of any offering of securities;

• the Company has not declared or paid any dividends on the common shares and does not intend to do so in the foreseeable future; and

• a liquid market for the common shares may not develop.

Although the Company has attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements or information, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. Further, any forward-looking statements and information contained herein are made as of the date of this Prospectus and the documents incorporated by reference therein and, other than as required by applicable securities laws, the Company assumes no obligation to update or revise them to reflect new events or circumstances. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on the Company's business or the extent to which any factor, or combination of factors, may cause actual realities to differ materially from those contained in any forward-looking statement or information. Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this Prospectus and the documents incorporated by reference herein. All forward-looking statements and information disclosed in this Prospectus and the documents incorporated by reference are qualified by this cautionary statement.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the Commissions and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on written or oral request without charge from ImmunoPrecise Antibodies Ltd., at 3204-4464 Markham Street, Victoria, BC V8Z 7X8, telephone: (250) 483-0803 or by accessing the disclosure documents through the internet on the SEC's Electronic Data Gathering, Analysis, and Retrieval System ("EDGAR") at www.sec.gov.

The following documents, filed with the SEC are specifically incorporated by reference into, and form an integral part of, this Prospectus:

a) our Annual Report on Form 40-F for the fiscal year ended April 30, 2023 filed with the SEC on July 10, 2023;

b) the description of our common shares contained in Annual Information Form included as Exhibit 99.119 to our Registration Statement on Form 40-F filed with the SEC on December 28, 2020.

In addition, this Prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (as applicable) filed by us pursuant to the Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act") prior to the termination of the Offering made by this Prospectus.  We may incorporate by reference into this Prospectus any Form 6-K that is furnished to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of this Offering.  Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus.  The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

A Prospectus Supplement containing the specific terms of an Offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the Offering of the Securities covered by such Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

RISK FACTORS

An investment in our Securities is highly speculative and subject to a number of known and unknown risks.  Only those persons who can bear the risk of the entire loss of their investment should purchase our Securities.  You should carefully consider the risk factors set forth below along with the risk factors in our Annual Report on Form 40-F for the fiscal year ended April 30, 2023 and the other information contained in this Prospectus, and the documents incorporated by reference therein, as updated by our subsequent filings under the U.S. Exchange Act, and the risk factors and other information contained in any applicable Prospectus Supplement, before purchasing any of our Securities.

Risks Related to the Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent Prospectus Supplement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent Prospectus Supplement, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional Common Shares or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent Prospectus Supplement.

Future offerings of debt or preferred equity securities, which would rank senior to our Common Shares, may adversely affect the market price of our common shares.

If, in the future, we decide to issue debt or preferred equity securities that may rank senior to our Common Shares, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Common Shares and may result in dilution to owners of our Common Shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our Common Shares will bear the risk of our future offerings reducing the market price of our Common Shares and diluting the value of their stock holdings in us.

There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

There is no public market for the Warrants, Preferred Shares, Subscription Receipts or Debt Securities and, unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for listing of these securities on any securities exchange. If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and the Company's financial condition. There can be no assurance as to the liquidity of the trading market for any Warrants, Preferred Shares, Subscription Receipts or Debt Securities or that a trading market for these securities will develop.

Proposed legislation in the U.S. Congress, including changes in U.S. tax law, and the Inflation Reduction Act of 2022 may adversely impact the Company and the value of the Securities

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect the Company or holders of the Securities. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact the Company’s financial performance and the value of the Securities. Additionally, states in which the Company operates or owns assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its impact on the Company and purchasers of the Securities is uncertain.

In addition, the Inflation Reduction Act of 2022 includes provisions that will impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that will impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that would be imposed on the corporation repurchasing such stock. It is unclear how this legislation will be implemented by the U.S. Department of the Treasury and the Company cannot predict how this legislation or any future changes in tax laws might affect the Company or purchasers of the Securities.

MATERIAL CHANGES

Except as otherwise disclosed in this Prospectus there have been no material changes to our operations that have occurred since April 30, 2023, and that have not been described in a report on Form 6-K furnished under the U.S. Exchange Act and incorporated by reference into this Prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the consolidated capitalization and indebtedness of the Company as at April 30, 2023, the date of the Company’s most recently filed audited consolidated financial statements. This table should be read in conjunction with the consolidated financial statements of the Company and the related notes and management’s discussion and analysis of financial condition and results of operations in respect of those statements that are incorporated by reference in this Prospectus.

As of April 30, 2023
Total Common Shares Outstanding	25,050,260
Total Warrants Outstanding	130,111
Total Options Outstanding	1,884,428
Convertible Debenture Payable	$0

DESCRIPTION OF SHARE CAPITAL

Common Shares

The Company's authorized share capital consists of an unlimited number of common shares. As of July 10, 2023, 25,050,260 common shares are issued and outstanding.

Registered holders of common shares are entitled to receive notice of and attend all meetings of shareholders of the Company, and are entitled to one vote for each Common Share held at a meeting of shareholders other than meetings at which only the holders of any other class or series of shares of the Company may be issued or outstanding from time to time or are entitled to vote as a separate class or series. In addition, holders of common shares are entitled to receive on a pro rata basis dividends if, as and when declared by the board of directors and, upon liquidation, dissolution or winding-up of the Company, are entitled to receive on a pro rata basis the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares, including preferred shares, ranking in priority to, or equal with, the holders of the common shares.

USE OF PROCEEDS

Use of Proceeds

Unless otherwise indicated in a Prospectus Supplement relating to a particular offering, the Company currently intends to use the net proceeds from the sale of Securities for working capital requirements, general corporate purposes and the advancement of its business objectives.

In order to raise additional funds to finance future growth opportunities, the Company may, from time to time, issue Securities. More detailed information regarding the use of proceeds from the sale of Securities will be described in a Prospectus Supplement.

PLAN OF DISTRIBUTION

We may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents.  Each Prospectus Supplement will set forth the terms of the Offering, including the name or names of any underwriters or agents, if any, the purchase price or prices of the Securities and the proceeds we will receive from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices including sales in transactions that are deemed to be "at-the-market" distributions, including sales made directly on the NASDAQ or other existing trading markets for the securities.  The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution.  If, in connection with the Offering of Securities at a fixed price or prices, the underwriters, if any, have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid to us by the underwriters.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act") and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any Offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular Offering of Securities, the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions, if commenced, may be discontinued at any time.

DESCRIPTION OF PREFERRED SHARES

The Company is not currently authorized to issue Preferred Shares. Subject to obtaining all necessary corporate and regulatory approvals and amending the Notice of Articles of the Company to authorize the creation and issuance of Preferred Shares, in one or more classes or series, in accordance with the provisions of the Business Corporations Act (British Columbia) (the "BCBCA") and the Articles of the Company , the Board may fix from time to time before each issuance of a class or series of Preferred Shares, the number of Preferred Shares comprising each class or series and the designation, rights, privileges, restrictions and conditions attaching to each class or series of Preferred Shares including, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion, if any, and any sinking fund or other provisions. Unless otherwise indicated in the applicable Prospectus Supplement, all Preferred Shares to be issued from time to time under this Prospectus will be fully paid and non-assessable.

The particular terms and provisions of the Preferred Shares as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Preferred Shares, and the extent to which the general terms and provisions described below may apply to such Preferred Shares will be described in the applicable Prospectus Supplement. Preferred Shares may be offered separately or together with other Securities, as the case may be.

The Preferred Shares of each class or series will be entitled, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Company, or any other return of capital or distribution, to a preference over the Common Shares and over any other shares of the Company ranking by their terms junior to the Preferred Shares of that class or series. The Prospectus Supplement relating to the Preferred Shares offered will contain a description of the specific terms of that class or series of Preferred Shares as fixed by the Board, including, as applicable:

• the number of Preferred Shares offered and the offering price of the Preferred Shares;

• the designation and any stated value of the Preferred Shares;

• the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the Preferred Shares;

• the date from which dividends on the Preferred Shares will accumulate, if applicable;

• the liquidation rights of the Preferred Shares;

• the procedures for auction and remarketing, if any, of the Preferred Shares;

• the sinking fund provisions, if applicable, for the Preferred Shares;

• the redemption provisions, if applicable, for the Preferred Shares;

• whether the Preferred Shares will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

• whether the Preferred Shares will have voting rights and the terms of any voting rights;

• whether the Preferred Shares will be listed on any securities or stock exchange or on any automated dealer quotation system;

• whether the Preferred Shares will be issued with any other securities and, if so, the amount and terms of these securities; and

• any other specific terms, preferences or rights of, or limitations or restrictions on, the Preferred Shares.

The applicable Prospectus Supplement will also contain a discussion of any material Canadian income tax and United state income tax considerations relevant to the purchase and ownership of the Preferred Shares offered by the Prospectus Supplement.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any Warrants for the purchase of Equity Securities ("Equity Warrants") or for the purchase of Debt Securities ("Debt Warrants").

Warrants may be issued independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant agency agreements to be entered into by the Company and with one or more financial institutions or trust companies acting as warrant agent. The applicable Prospectus Supplement relating to any Warrants that the Company offers will describe the particular terms of those Warrants and include specific terms relating to the offering.

The statements made in this Prospectus relating to any warrant agreement and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. Prospective investors should refer to the warrant indenture or warrant agency agreement relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture or warrant agency agreement or form of warrant certificate relating to an offering or Warrants will be filed by the Company with SEC, and will be available electronically at www.sec.gov

In an offering of Warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the Warrants, or other convertible securities, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

The particular terms of each issue of equity Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

• the designation and aggregate number of Equity Warrants;

• the price at which the Equity Warrants will be offered;

• the currency or currencies in which the Equity Warrants will be offered;

• the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

• the number of Equity Securities that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the Equity Securities may be purchased upon exercise of each Equity Warrant;

• the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of Equity Securities that may be purchased, (ii) the exercise price per Common Share or (iii) the expiry of the Equity Warrants;

• whether the Company will issue fractional shares;

• whether the Company has applied to list the Equity Warrants or the underlying shares on a securities exchange or automated interdealer quotation system;

• the designation and terms of any securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each Security;

• the date or dates, if any, on or after which the Equity Warrants and the related securities will be transferable separately;

• whether the Equity Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

• material Canadian and U.S. federal income tax consequences of owning the Equity Warrants; and

• any other material terms or conditions of the Equity Warrants.

Debt Warrants

The particular terms of each issue of debt Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

• the designation and aggregate number of Debt Warrants;

• the price at which the Debt Warrants will be offered;

• the currency or currencies in which the Debt Warrants will be offered;

• the designation and terms of any securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each Security;

• the date or dates, if any, on or after which the Debt Warrants and the related securities will be transferable separately;

• the principal amount of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that principal amount of Debt Securities may be purchased upon exercise of each Debt Warrant;

• the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

• the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

• whether the Debt Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

• material Canadian and United States federal income tax consequences of owning the Debt Warrants; and

• any other material terms or conditions of the Debt Warrants. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants.

DESCRIPTION OF UNITS

The Company may issue Units, separately or together, with other Securities. The applicable Prospectus Supplement will include details of the Units being offered thereunder.

Each Unit will be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security. The following describes the general terms that will apply to any Units that may be offered by the Company pursuant to this Prospectus. The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The particular terms and provisions of the Units offered under any Prospectus Supplement, and the extent to which the general terms of the Units described in this Prospectus apply to those Units, will be set out in the applicable Prospectus Supplement. This description will include, where applicable: (i) the number of Units offered; (ii) the price or prices, if any, at which the Units will be offered; (iii) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); (iv) the currency in which the Units will be offered; (v) the Securities comprising the Units; (vi) whether the Units will be issued with any other securities and, if so, the amount and terms of such securities; (vii) any minimum or maximum subscription amount; (viii) whether the Units and the Securities comprising the Units are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent Global Securities and the basis of exchange, transfer and ownership thereof; (ix) whether the Company will apply to list the Units on a securities exchange or automated interdealer quotation system; (x) any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and (xi) any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts separately or in combination with one or more other Securities. The Subscription Receipts will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Equity Securities, Debt Securities, Warrants, Units or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between the Company and an escrow agent (the "Escrow Agent") that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof or the laws of the United States or a state thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. The Company will file a copy of any Subscription Receipt Agreement relating to an offering of Subscription Receipts with the SEC and such Subscription Receipt Agreement will be available electronically at www.sec.gov.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts that the Company may offer will describe the specific terms of the Subscription Receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

• the designation and aggregate number of Subscription Receipts being offered;

• the price at which the Subscription Receipts will be offered;

• the designation, number and terms of the Equity Securities, Debt Securities, Warrants, Unites or any combination thereof to be received by the holders of Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

• the conditions (the "Release Conditions") that must be met in order for holders of Subscription Receipts to receive, for no additional consideration, the Equity Securities, Debt Securities, Warrants, Unites or any combination thereof;

• the procedures for the issuance and delivery of the Equity Securities, Debt Securities, Warrants, Unites or any combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

• whether any payments will be made to holders of Subscription Receipts upon delivery of the Equity Securities, Debt Securities, Warrants, Unites or any combination thereof upon satisfaction of the Release Conditions;

• the identity of the Escrow Agent;

• the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

• the terms and conditions pursuant to which the Escrow Agent will hold Equity Securities, Debt Securities, Warrants, Units or any combination thereof pending satisfaction of the Release Conditions;

• the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

• if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

• procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

• any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

• any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

• whether the Company will issue the Subscription Receipts as Global Securities and, if so, the identity of the depository for the Global Securities;

• whether the Company will issue the Subscription Receipts as bearer securities, as registered securities or both;

• provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Equity Securities, Debt Securities, Warrants or other the Company securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

• whether the Company will apply to list the Subscription Receipts on a securities exchange or automated interdealer quotation system;

• material Canadian and United States federal income tax consequences of owning the Subscription Receipts; and

• any other material terms or conditions of the Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Equity Securities, Debt Securities, Warrants, Units or any combination thereof on exchange of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price thereof and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or Warrants may be held in escrow by the Escrow Agent and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that the Company may amend any Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities may be issued in one or more series under an indenture (the "Indenture") to be entered into between the Company and one or more trustees (the "Trustee") that may be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The Company may issue Debt Securities, separately or together, with Common Shares, Preferred Shares, Subscription Receipts, Warrants or Units or any combination thereof, as the case may be.

The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of a series of Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in the applicable Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  the specific designation of the Debt Securities;

  any limit on the aggregate principal amount of the Debt Securities;

  the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

  the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities;

  the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

  the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at its option;

  the covenants applicable to the Debt Securities;

  the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

  the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

  whether the Debt Securities will be secured or unsecured;

  whether the Debt Securities will be issuable in the form of global securities ("Global Securities"), and, if so, the identity of the depositary for such Global Securities;

  the denominations in which Debt Securities will be issuable, if other than denominations of US$1,000 or integral multiples of US$1,000;

  each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

  if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

  material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

  any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

  any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

This Prospectus does not qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as CDOR (the Canadian Dollar Offered Rate) or a United States federal funds rate.

The foregoing summary of certain of the principal provisions of the Securities is a summary of anticipated terms and conditions only and is qualified in its entirety by the description in the applicable Prospectus Supplement under which any Securities are being offered.

CONTRACTUAL RIGHTS OF RESCISSION

Original purchasers of Securities which are convertible, exchangeable or exercisable for other securities of the Company, including Subscription Receipts and Warrants if offered separately without any other Securities, will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this Prospectus, the relevant Prospectus Supplement or an amendment thereto contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

TRADING

The Company's Common Shares are listed and posted for trading on the NASDAQ under the symbol "IPA".

DILUTION

Purchasers of Securities in an Offering may suffer immediate and substantial dilution in the net tangible book value per share of Common Shares. Dilution in net tangible book value per share represents the difference between the amount per Share paid by purchasers in an Offering and the net tangible book value per share of Common Shares immediately after an Offering.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of an assumed amount of $300,000,000 of Securities under the Offering.

SEC registration fees		$33,060
Printing Expenses		(1)
Legal fees and expenses		(1)
Accountants' fees and expenses		(1)
Transfer agent fees and expenses		(1)
Miscellaneous		(1)
Total	$

Notes:

(1)	To be provided by a Prospectus Supplement, or as an exhibit to a Report on Form 6-K that is incorporated by reference into this Prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Lavery, de Billy, L.L.P., Canadian counsel to the Company, the following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) and the regulations promulgated thereunder (the "Tax Act") to a holder who acquires, as beneficial owner, Common Shares in any offering under this Prospectus, and who, for purposes of the Tax Act and at all relevant times beneficially holds the common shares as capital property and deals at arm's length with, and is not affiliated with the Company or the underwriters (a "Holder").

Generally, the Common Shares will be considered to be capital property to a Holder provided the Holder does not hold the Common Shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (a) that is a "financial institution", as defined in the Tax Act for the purposes of the mark-to-market rules; (b) that is a "specified financial institution", as defined in the Tax Act; (c) an interest in which is a "tax shelter investment", as defined in the Tax Act; (d) that reports its "Canadian tax results", as defined the Tax Act in a currency other than Canadian currency; (e) who has entered into or will enter into, in respect of the Common Shares a "derivative forward agreement", or a "synthetic disposition arrangement", as defined in the Tax Act; (f) that is exempt from tax under Part I of the Tax Act; or (g) that is a corporation resident in Canada, and is, or becomes, or does not deal at arm's length with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident person (or a group of such persons that do not deal at arm's length) for the purposes of the "foreign affiliate dumping" rules in section 212.3 of the Tax Act. Such Holders should consult their tax advisors to determine the tax consequences to them of the acquisition, holding and disposition of the Common Shares.

This summary is based upon the current provisions of the Tax Act in force as of the date hereof, all specific proposals (the "Proposed Amendments"), to amend the Tax Act that have been publicly and officially announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and counsels' understanding of the current administrative policies and practices of the Canada Revenue Agency (the "CRA"), published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in the law or any changes in the CRA's administrative policies or practices, whether by legislative, governmental or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein. Holders are urged to consult their tax advisors about the specific tax consequences to them of acquiring, holding and disposing of the Common Shares.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any prospective purchaser or holder of the Common Shares, and no representations with respect to the income tax consequences to any prospective purchaser or holder are made. Consequently, prospective purchasers or holders of the Common Shares should consult their tax advisors with respect to their particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Common Shares and dividends must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. These amounts reported may be affected by fluctuations in foreign exchange rates.

Residents of Canada

The following discussion applies to Holders who, at all relevant times, are or are deemed to be residents of Canada for the purposes of the Tax Act, ("Canadian Holders").

This summary does not address the deductibility of interest by a purchaser who has borrowed money or otherwise incurred debt to acquire  the Common Shares. Certain Canadian Holders whose Common Shares might not otherwise constitute capital property may be entitled to make, in certain circumstances, an irrevocable election, in accordance with subsection 39(4) of the Tax Act, to have their Common Shares and every other "Canadian security", as defined in subsection 39(6) of the Tax Act, held by them deemed to be capital property for the purposes of the Tax Act. Canadian Holders contemplating such an election should first consult with their tax advisors.

Taxation of Dividends

In the case of a Canadian Holder who is an individual (including certain trusts), dividends received or deemed to be received on the common shares will be included in computing the Canadian Holder's income and will be subject to the gross-up and dividend tax credit rules that generally apply to taxable dividends received from taxable Canadian corporations. Provided we make the appropriate designations (which may include by way of a notice published on our website), any such dividend will be treated as an "eligible dividend" for the purposes of the Tax Act and a Canadian Holder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There may be limitations to our ability to designate dividends and deemed dividends as eligible dividends. Dividends received or deemed to be received by a Canadian Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Canadian Holders who are individuals should consult their tax advisors in this regard.

Dividends received or deemed to be received on the Common Shares by a Canadian Holder that is a corporation will be required to be included in computing the corporation's income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation's taxable income, subject to all of the rules and restrictions under the Tax Act in that regard. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Canadian Holder that is a corporation as proceeds of disposition or a capital gain. Such Canadian Holders should consult their own tax advisors.

A Canadian Holder that is a "private corporation" or a "subject corporation" (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a potentially refundable tax on dividends received or deemed to be received on the Common Shares to the extent that such dividends are deductible in computing the Resident Holder's taxable income for the taxation year.

Dispositions - Taxation of Capital Gains and Capital Losses

Upon a disposition or deemed disposition of the Common Shares (except to the Corporation, unless purchased by the Corporation in the open market in the manner in which shares are normally purchased by any member of the public in the open market), a capital gain (or capital loss) will generally be realized by a Canadian Holder to the extent that the proceeds of disposition exceed (or are exceeded by) the aggregate of the adjusted cost base of the Common Shares to the Holder immediately before the disposition or deemed disposition and any reasonable costs of disposition. The adjusted cost base of such Common Shares to a Resident Holder will be determined by averaging the cost of such Common Shares with the adjusted cost base of all other Common Shares of the Corporation held by the Resident Holder as capital property and by making certain other adjustments required under the Tax Act.

Generally, one-half of the amount of any capital gain, (a "taxable capital gain"), realized by a Canadian Holder in a taxation year must be included in the Resident Holder's income in the year. Subject to and in accordance with the provisions of the Tax Act, one-half of the amount of any capital loss, (an "allowable capital loss"), realized by a Canadian Holder in a taxation year must be deducted by such Canadian Holder against taxable capital gains realized by such Canadian Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or in any subsequent year (against net taxable capital gains realized in such years) to the extent and under the circumstances described in the Tax Act. If the Canadian Holder is a corporation, the amount of any such capital loss realized on the sale of the Common Shares may, in certain circumstances, be reduced by the amount of any dividends, including deemed dividends, which have been received on such Common Shares or Common Shares of the Corporation.

A Canadian Holder that is an individual (other than certain trusts) that realizes a capital gain on the disposition or deemed disposition of Common Shares may be liable for alternative minimum tax under the Tax Act. Canadian Holders that are individuals should consult their own tax advisors in this regard.

A Canadian Holder that is a "Canadian-controlled private corporation" (as defined in the Tax Act) or a "substantive CCPC" (as proposed to be defined in the Tax Act pursuant to the draft legislative proposals dated August 9 and November 3, 2022 issued by the Minister of Finance (Canada)) throughout its taxation year may be liable to pay an additional refundable tax on certain investment income, including taxable capital gains. Such Canadian Holders should consult their tax advisors regarding their particular circumstances.

Eligibility for Investment

Based on the current provisions of the Tax Act, if issued on the date hereof and provided they are at all times listed on a "designated stock exchange" (as defined in the Tax Act, which currently includes the TSX and NASDAQ), the Common Shares should be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, registered disability savings plans, first home savings account and tax-free savings accounts, collectively, "Registered Plans", and deferred profit sharing plans, each as defined in the Tax Act.

Notwithstanding that the Common Shares may be a qualified investment for a Registered Plan, if the Common Shares are a "prohibited investment" within the meaning of the Tax Act for the Registered Plan, the annuitant, holder or subscriber thereof, as the case may be, will be subject to a penalty tax under the Tax Act. The Common Shares generally will not be a "prohibited investment" for a Registered Plan provided the annuitant, holder or subscriber thereof, as the case may be: (i) deals at arm's length with the Corporation for the purposes of the Tax Act; and (ii) does not have a "significant interest" (as defined in the Tax Act for purposes of the prohibited investment rules) in the Corporation. In addition, the Common Shares will not be a prohibited investment if they are "excluded property" (as defined in the Tax Act for purposes of the prohibited investment rules) for the Registered Plan.

Prospective purchasers who intend to hold the Common Shares in a Registered Plan should consult their tax advisors regarding their particular circumstances.

Non-Residents of Canada

The following discussion applies to Holders who, for the purposes of the Tax Act, and at all relevant times, are not, and are not deemed to be, resident in Canada and who do not use or hold and will not be deemed to use or hold, the Common Shares in connection with, or in the course of carrying on, a business or part of a business in Canada (a "Non-Resident Holder"). In addition, this discussion does not apply to an insurer that carries on an insurance business in Canada and elsewhere or an "authorized foreign bank" (within the meaning of the Tax Act), and such Holders should consult their tax advisors to determine the tax consequences to them of the acquisition, holding and disposition of the Common Shares.

Disposition of Common Shares

A Non-Resident Holder will not generally be subject to tax under the Tax Act on a disposition of a Common Share, unless the Common Share constitutes "taxable Canadian property" (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

Provided the Common Shares are listed on a "designated stock exchange", as defined in the Tax Act (which currently includes the TSX and NASDAQ) at the time of disposition, the Common Shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm's length; (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of our hares; and (ii) more than 50% of the fair market value of  our shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, "Canadian resource properties", "timber resource properties" (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the Common Shares could be deemed to be taxable Canadian property. Even if the Common Shares are taxable Canadian property to a Non-Resident Holder, such Non-Resident Holder may be exempt from tax under the Tax Act on the disposition of such Common Shares by virtue of an applicable income tax treaty or convention. A Non-Resident Holder contemplating a disposition of Common Shares that may constitute taxable Canadian property should consult a tax advisor prior to such disposition.

Receipt of Dividends

Dividends received or deemed to be received by a Non-Resident Holder on the Common Shares will be subject to Canadian withholding tax under the Tax Act. The general rate of withholding tax is 25%, although such rate may be reduced under the provisions of an applicable income tax convention between Canada and the Non-Resident Holder's country of residence. For example, under the Canada-United States Income Tax Convention (1980) as amended (the "Treaty"), the rate is generally reduced to 15% where the Non-Resident Holder is a resident of the United States for the purposes of, and is entitled to the benefits of, the Treaty. Non-Resident Holders should consult their tax advisors in this regard.

To the extent a Prospectus Supplement qualifies the distribution of Securities other than Common Shares, such Prospectus Supplement may also describe certain Canadian federal income tax considerations generally applicable to the purchase, holding and disposition of those Securities by an investor who is a resident of Canada.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN COMMON SHARES OR OTHER SECURITIES IN LIGHT OF THE INVESTOR'S OWN CIRCUMSTANCES.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Common Shares acquired pursuant to an Offering.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal income, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of Common Shares.

No ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Treaty, and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of Common Shares acquired pursuant to an Offering that is for U.S. federal income tax purposes:

  an individual who is a citizen or resident of the United States;

  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a "non-U.S. Holder" is a beneficial owner of Common Shares acquired pursuant to an Offering that is not a U.S. Holder and is not a partnership for U.S. federal income tax purposes. This summary does not address the U.S. federal income tax consequences to non-U.S. Holders arising from and relating to the acquisition, ownership and disposition of Common Shares acquired pursuant to an Offering. Accordingly, a non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences (including the potential application and operation of any income tax treaties) relating to the acquisition, ownership and disposition of Common Shares acquired pursuant to an Offering.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that:  (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a "functional currency" other than the U.S. dollar; (e) own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships or other flow-through entities (and partners or other owners thereof); (i) are S corporations (and shareholders thereof); (j) hold Common Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; (k) are subject to the alternative minimum tax; (l) are U.S. expatriates or former long-term residents of the United States; (m) are subject to special tax accounting rules; or (n) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the outstanding shares of the Company. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal income, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (or other "pass-through" entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such partner (or owner). Partners (or other owners) of entities or arrangements that are classified as partnerships or as "pass-through" entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

Ownership and Disposition of Common Shares

The following discussion is subject in its entirety to the rules described below under the heading "Passive Foreign Investment Company Rules".

Taxation of Distributions

The Company does not intend to declare or pay any cash dividends in the foreseeable future. A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated "earnings and profits" of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated "earnings and profits" of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see "Sale or Other Taxable Disposition of Common Shares" below). However, the Company may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may have to assume that any distribution by the Company with respect to the Common Shares will constitute dividend income. Dividends received on Common Shares by corporate U.S. Holders generally will not be eligible for the "dividends received deduction" allowed to corporations under the Code with respect to dividends received from domestic corporations. Subject to applicable limitations and provided the Company is eligible for the benefits of the Treaty or the Common Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC (as defined below) in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder will generally recognize gain or loss on the sale or other taxable disposition of Common Shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder's tax basis in such Common Shares sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Common Shares are held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If the Company were to constitute a "passive foreign investment company" ("PFIC") for any year during a U.S. Holder's holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Common Shares. The Company believes that it was not a PFIC for its prior tax year, and based on current business plans and financial expectations, the Company expects that it will not be a PFIC for its current tax year and expects that it will not be a PFIC for the foreseeable future. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question, and is determined annually. In addition, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that the Company has never been, is not, and will not become a PFIC for any tax year during which U.S. Holders hold Common Shares.

In any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally will be a PFIC if, after the application of certain "look-through" rules with respect to subsidiaries in which the Company holds at least 25% of the value of such subsidiary, for a tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income (the "income test") or (b) 50% or more of the value of the Company's assets either produce passive income or are held for the production of passive income (the "asset test"), based on the quarterly average of the fair market value of such assets. "Gross income" generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. In addition, for purposes of the PFIC income test and asset test described above and assuming certain other requirements are met, "passive income" does not include certain interest, dividends, rents or royalties that are received or accrued by the Company from a "related person" (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income and certain other requirements are satisfied. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation's commodities are stock in trade or inventory, depreciable property used in a trade or business or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of any subsidiary of the Company which is also a PFIC (a "Subsidiary PFIC"), and will be subject to U.S. federal income tax on (i) a distribution on the shares of a Subsidiary PFIC or (ii) a disposition of shares of a Subsidiary PFIC, both as if the holder directly held the shares of such Subsidiary PFIC.

If the Company were a PFIC in any tax year during which a U.S. Holder held Common Shares, such holder generally would be subject to special rules with respect to "excess distributions" made by the Company on the Common Shares and with respect to gain from the disposition of Common Shares. An "excess distribution" generally is defined as the excess of distributions with respect to the Common Shares received by a U.S Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from the Company during the shorter of the three preceding tax years, or such U.S. Holder's holding period for the Common Shares. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the Common Shares ratably over its holding period for the Common Shares. Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including the "QEF Election" under Section 1295 of the Code and the "Mark-to-Market Election" under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner.

U.S. Holders should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Company or any Subsidiary PFIC.

Certain additional adverse rules may apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether the U.S. Holder makes a QEF Election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Common Shares, and the availability of certain U.S. tax elections under the PFIC rules.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Common Shares will be treated as foreign-source income, and generally will be treated as "passive category income" or "general category income" for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of Common Shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Treaty may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the "Foreign Tax Credit Regulations") impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied.

Subject to the PFIC rules and the Foreign Tax Credit Regulations discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder's particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U. S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Common Shares will generally be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder's correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules generally will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this Prospectus and any accompanying prospectus supplement, as applicable. This Prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are required to file with the securities commission or authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland¸ in Canada, annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC an annual report on Form 40-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

DOCUMENTS ON DISPLAY

Copies of the documents referred to in this Prospectus, or in the registration statement, may be inspected at our registered office at 3204-4464 Markham Street Victoria, British Columbia V8Z 7X8 during normal business hours.

EXPERTS

The audited consolidated financial statements incorporated by reference in this Prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain Canadian legal matters relating to the validity of the securities offered by this Prospectus are being passed upon by Bennett Jones LLP, our British Columbia counsel.

INTEREST OF EXPERTS AND COUNSEL

To our knowledge, none of the experts or counsel named in this Prospectus held, at the time they prepared or certified such statement, report or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of our Company or one of our associates or affiliates otherwise than by remuneration as employees or consultants of our business, none of which is contingent on the success of an offering of the Securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Sections 160 to 163 of the Business Corporations Act (British Columbia) provide as follows:

160	Subject to section 163, a company may do one or both of the following:

(a)	indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable;

(b)	after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

161

Subject to section 163, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party

(a)	has not been reimbursed for those expenses, and

(b)	is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

162 (1)

Subject to section 163 and subsection (2) of this section, a company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

(2)

A company must not make the payments referred to in subsection (1) unless the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by section 163, the eligible party will repay the amounts advanced.

163 (1)	A company must not indemnify an eligible party under section 160(a) or pay the expenses of an eligible party under section 160(b), 161 or 162 if any of the following circumstances apply:

(a)

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be;

(d)

(d) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

(2)	If an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not do either of the following:

(a)	indemnify the eligible party under section 160(a) in respect of the proceeding;

(b)	pay the expenses of the eligible party under section 160(b), 161 or 162 in respect of the proceeding.

Article 21 of the Articles of the Registrant provides as follows:

21.2	Mandatory Indemnification of Directors and Former Directors

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person. This is covered by ensuring that the Company carry the appropriate insurance ie. General commercial liability, errors and omissions, product liability, key person insurance.

21.4	Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which they are entitled under this Part.

21.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or their heirs or legal personal representatives) who:

(1)	is or was a director, alternate director, officer, employee or agent of the Company;

(2)	is or was a director, alternate director, officer, employee or agent of a corporation at a time the corporation is or was an affiliate of the Company;

(3)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by them as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

To the extent permitted by law, the Company has entered into an indemnification agreement with its directors for liabilities incurred while performing their duties. The Company also maintains directors' & officers' liability insurance which protects individual directors and officers and the Company against claims made, provided they acted in good faith on behalf of the Company, subject to policy restrictions.

Item 8. Exhibits.

Exhibit No.	Exhibit Description

1.1*	Form of Underwriting Agreement for Common Shares, Warrants, Preferred Shares, Subscription Receipts, Debt Securities, Units

4.1	Notice of Articles and Articles of ImmunoPrecise Antibodies Ltd.

4.2	ImmunoPrecise Antibodies Ltd. Stock Option Plan, as amended (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K, furnished to the Commission on April 24, 2023)

4.3	Form of Debenture Indenture

4.4	Form of Specimen Stock Certificate

4.5*	Form of Warrant Indenture

4.6*	Form of Subscription Receipt Agreement

4.7*	Form of Unit Agreement

5.1	Opinion of Bennett Jones LLP regarding legality of securities being registered.

23.1	Consent of Bennett Jones LLP (contained in Exhibit 5.1).

23.2	Consent of Grant Thornton LLP

23.3	Consent of Lavery, de Billy, L.L.P

24.1	Power of Attorney (included as part of signature page to this Registration Statement).

107	Filing Fee Table

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Victoria, Province of British Columbia, on July 10, 2023.

IMMUNOPRECISE ANTIBODIES LTD

By:	/s/ Jennifer L. Bath
Jennifer L. Bath
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, the undersigned officers and directors of ImmunoPrecise Antibodies Ltd., hereby severally constitute and appoint Jennifer L. Bath and Brad McConn, and each of them singly (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jennifer L. Bath	Chief Executive Officer and Director (Principal Executive Officer)	July 10, 2023
Jennifer L. Bath

/s/ Brad McConn	Chief Financial Officer (Principal Financial and Accounting Officer)	July 10, 2023
Brad McConn

/s/ James Kuo	Director	July 10, 2023
James Kuo

/s/ Lisa Helbling	Director	July 10, 2023
Lisa Helbling

/s/ Gregory Smith	Director	July 10, 2023
Gregory S. Smith

/s/ Robert D. Burke	Director	July 10, 2023
Robert D. Burke

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of ImmunoPrecise Antibodies Ltd. in the United States, on July 10, 2023.

By: /s/ Jennifer L. Bath
Name: Jennifer L. Bath
Title: President and CEO